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                                   Exhibit 11
                               Earnings Per Share
                             (Dollars in millions)

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
                                                                   Three Months Ended                     Nine Months Ended
                                                                      September 30,                         September 30,
                                                                ------------------------              ---------------------------
                                                                  1996               1995                 1996             1995
                                                                ---------      ----------             --------        ----------
Income (loss) from continuing operations                        $    3.5        $    (0.2)             $    6.7       $     (3.8)
Preferred stock dividend                                            (0.4)            (0.4)                 (1.2)            (0.5)
                                                                ---------       ----------             ---------       ----------
Income (loss) from continuing operations
   net of preferred stock dividend                                   3.1             (0.6)                  5.5             (4.3)
Income from operations of discontinued aerospace business,
   net of foreign income taxes                                         -              3.9                   4.4             11.9
Gain on sale of discontinued aerospace business                        -                -                 153.7                -
                                                                ---------       ----------             ---------       ----------
   Income (loss) from discontinued operations                          -              3.9                 158.1             11.9

Extraordinary loss                                                     -                -                     -             (1.6)
                                                                ---------       ----------             --------        ----------

   Net income available to common shareholders                  $    3.1        $     3.3              $  163.6        $     6.0
                                                                ---------       ----------            ---------        ----------
                                                                ---------       ----------            ---------        ----------

Primary shares outstanding:
Common shares outstanding during the period                         20.7             20.7                  20.7             20.1
                                                                ---------         --------            ---------       -----------
                                                                ---------         --------            ---------       -----------

Fully diluted shares:
Primary common shares outstanding                                   20.7             20.7                  20.7             20.1
Assumed conversion of preferred stock                                2.5              2.5                   2.5              1.0
                                                                ---------        ---------            ---------       -----------
   Fully diluted common shares outstanding                          23.2             23.2                  23.2             21.1
                                                                ---------        ---------            ---------       -----------
                                                                ---------        ---------            ---------       -----------


Income (loss) per common share and common equivalent share:
Continuing operations                                           $   0.15        $   (0.03)             $   0.27       $    (0.21)
Discontinued operations                                                -             0.19                  7.63             0.59
                                                                ---------       ----------            ---------       -----------
                                                                    0.15             0.16                  7.90             0.38
Extraordinary loss                                                     -                -                     -            (0.08)
                                                                ---------       ----------            ---------       -----------
   Net income                                                   $   0.15        $    0.16              $   7.90       $     0.30
                                                                ---------       ----------            ---------       -----------

                                                                ---------       ----------            ---------       -----------


Fully diluted income (loss) per common share:
Continuing operations                                           $   0.15            $   (0.01)          $   0.29         $    (0.18)
Discontinued operations                                                -                 0.17               6.81               0.56
                                                                ---------           ----------          ---------        ----------
                                                                    0.15                 0.16               7.10               0.38
Extraordinary loss                                                     -                    -                 -               (0.08)
                                                                ---------           ----------          ---------        ----------
   Net income                                                   $   0.15            $    0.16           $   7.10         $     0.30
                                                                ---------           ----------          ---------        ----------
                                                                ---------           ----------          ---------        ----------
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